INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made as of the 30th day of August, 2011 by and between PREMIER PACKAGING CORPORATION, a New York corporation with an address of 6 Framark Drive, Victor, New York 14564 (“Borrower”), DOCUMENT SECURITY SYSTEMS, INC., a corporation formed under the laws of the State of New York with offices at 28 East Main Street, Rochester, New York 14614 (“DSS”), SECUPRINT, INC., a corporation formed under the laws of the State of New York with offices at 1650 Emerson Street, Rochester, New York 14606 (“Secuprint”), PLASTIC PRINTING PROFESSIONAL, INC., a corporation formed under the laws of the State of New York with offices at 151 Park Lane, Brisbane, California 94005  (“Plastic Printing”, together with Borrower, DSS and Secuprint, collectively referred to as “Indemnitor”) and RBS CITIZENS, N.A., a national banking association, with an address of 833 Broadway, Albany, New York 12207 (the “Lender”).

WITNESSETH:

Recitals

WHEREAS, Borrower is the owner of certain real property located in the Town of Victor, County of Ontario, State of New York, and legally described on Schedule A attached hereto (the “Land”), and certain buildings and other improvements consisting of (the “Improvements”); the Land, the Improvements, and all buildings, structures and other improvements now or at any time hereafter located on the Land and all rights, privileges, easements, hereditaments and appurtenances thereunto relating or appertaining and all fixtures and equipment required for the operation thereof, are hereinafter collectively called the “Property”.

WHEREAS, Borrower has applied to Lender for a loan in the amount of One Million Two Hundred Thousand Dollars ($1,200,000) (the “Loan”) to be evidenced by a promissory note of even date herewith executed by Borrower (the “Note”).

WHEREAS, Lender is willing to provide the Loan pursuant to the terms of that certain Commitment Letter, dated June 20, 2011 (the “Commitment Letter”), by and between Lender and Borrower, on the condition, inter alia, that Indemnitor enters into this Indemnity Agreement to set forth certain representations, warranties and agreements made herein by Indemnitor in favor of and for the benefit of Lender and to evidence and confirm the express intent, understanding and agreement of Indemnitor and Lender that these representations, warranties and agreement survive the satisfaction, foreclosure, delivery of a deed in lieu of foreclosure, execution, termination or cancellation of the Mortgage or any of the Loan Documents (each as defined in the Note) for whatever reason.

WHEREAS, in order to induce Lender to make the Loan, Indemnitor is willing to enter into this Indemnity Agreement.

NOW, THEREFORE, in consideration of the premises expressed above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor makes the following representations, warranties and agreements in favor of and for the benefit of Lender:

1.           Provisions.  (a)  Without limiting the generality of any provision herein or in any of the Loan Documents, Indemnitor hereby represents and warrants to Lender that neither Indemnitor nor, to the best knowledge and belief of Indemnitor, any previous owner or user of the Property or adjacent property has used, generated, stored or disposed of in violation of any Environmental Law (as defined below) in, on, under, around or above the Property or any adjacent property, any Regulated Material (defined herein as flammable explosives, radioactive materials, solid waste, regulated materials, hazardous waste, hazardous materials, asbestos containing materials, petroleum or any fraction thereof, pollutants, irritants, contaminants, toxic substances, or any other materials respectively defined as such in, or regulated by, any applicable Environmental Law), that, to the best knowledge and belief of Indemnitor, the Property is not currently in violation of any Environmental Law (defined herein as any federal, state or local law, regulation or ordinance, as each may be validly interpreted and applied by the appropriate governmental entity, governing any Regulated Material for the protection of human health, safety or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”) and the Emergency Planning and Community Right-to-Know Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act and the Oil Pollution Act of 1990 and the regulations promulgated under any of the foregoing).  Indemnitor shall keep and maintain, and Indemnitor shall cause all tenants and any other persons present on or occupying the Property (“Tenants”), employees, agents, contractors and subcontractors of Indemnitor and Tenants, to keep and maintain the Property, including, without limitation, the soil and ground water thereof, in compliance with, and not cause or knowingly permit the Property, including the soil and ground water thereof, to be in violation of any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions thereon (including but not limited to any Environmental Law).  Neither Indemnitor nor Tenants nor any employees, agents, contractors and subcontractors of Indemnitor or Tenants or any other persons occupying or present on the Property shall (i) use, generate, manufacture, store or dispose on, under or about the Property or transport to or from the Property any Regulated Material, except as such may be required to be used, stored, or transported in connection with the permitted uses of the Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor; or (ii) perform, cause to be performed or permit any fill activities or other acts which would in any way destroy, eliminate, alter, obstruct, interfere with, or otherwise affect any Wetlands, as defined in 33 C.F.R. Section 328.3 and in any comparable state and local law, statute, ordinances, rule or regulation (“Wetlands”), in violation of any federal, state or local laws, statutes, ordinances, rules or regulations pertaining to such Wetlands (“Wetlands Law”).

Indemnitor further represents and warrants to Mortgagee that, except as disclosed in the environmental report of LCS Inc., dated May 24, 2011, to the best of its knowledge:

(1)              Underground storage tanks are not and have not been located on the Property.

(2)              All Environmental Permits applicable to the Property have been obtained and are in full force and effect.

(3)              No event has occurred with respect to the Property which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit.

(4)              There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Property which require any change in the present condition of the Property or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Property.

(5)              (a)           There are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (ii) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Property or any property adjacent to or within the immediate vicinity of the Property or (iii) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Property or the ownership, use, operation, sale, transfer or conveyance thereof.

(b)         Borrower shall immediately advise Lender in writing of:  (i) any notices (whether such notices are received from the Environmental Protection Agency, or any other federal, state or local governmental agency or regional office thereof) of violation or potential violation which are received by Borrower of any applicable federal, state or local laws, ordinances, or regulations relating to any Environmental Law or any Wetlands Law; (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law or Wetlands Law; (iii) all claims made or threatened by any third party against Borrower or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Environmental Law or Wetlands Law (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Environmental or Wetlands Claims”); and (iv) discovery by Borrower of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be classified as in violation of any Environmental Law or Wetlands Law or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law or Wetlands Law.

(c)         Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental or Wetlands Claims, and to have its reasonable attorneys' and consultants' fees in connection therewith paid by Indemnitor upon demand.

(d)         Indemnitor shall be solely responsible for, and hereby agrees to defend and hold harmless Lender, its directors, officers, employees, agents, successors and assigns and any other person or entity claiming by, through, or under Lender, from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or during the term of the loan secured by the Mortgage) of Regulated Materials on, under or about the Property (whether by Borrower or a predecessor in title or any Tenants, employees, agents, contractors or subcontractors of Borrower or any predecessor in title or any third persons at any time occupying or present on the Property), including, without limitation:  (i) all consequential damages; (ii) the cost of any required or necessary repair, cleanup or detoxification of the Property, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (iii) damage to any Wetlands or natural resources; and (iv) all reasonable costs and expenses incurred by Lender in connection with clauses (i), (ii), and (iii), including but not limited to reasonable attorneys' and consultants' fees; provided, however, that nothing contained in this paragraph shall be deemed to create or give any rights to any person other than Lender and its successors and assigns, it being intended that there shall be no third party beneficiary of such provisions, or preclude Indemnitor from seeking indemnification from, or otherwise proceeding against, any third party including, without limitation, any tenant or predecessor entitled to the Property.

(e)         Any costs or expenses reasonably incurred by Lender for which Indemnitor is responsible or for which Indemnitor has indemnified Lender shall be paid to Lender on demand, and failing prompt reimbursement, shall earn interest at the default rate of interest set forth in the Loan Documents (the “Default Rate”).

(f)          Borrower shall take any and all remedial action in response to the presence of any Regulated Materials or Wetlands on, under, or about the Property, required pursuant to any settlement agreement, consent decree or other governmental proceeding; furthermore, Borrower shall take such additional steps as may be necessary to preserve the value of Lender's security under the Loan Documents.

(g)         Upon Lender's request, Borrower shall retain, at its sole cost and expense, a licensed geologist, industrial hygienist or an environmental consultant (referred to hereinafter as the “Consultant”) acceptable to Lender to conduct a baseline investigation of the Property for the presence of Regulated Materials or Wetlands (“Environmental Audit”).  The Environmental Audit shall be performed in a manner reasonably calculated to discover the presence of Regulated Materials contamination or Wetlands; provided, however, such investigation shall be of a scope and intensity no greater than a baseline investigation conducted in accordance with the general standards of persons providing such services taking into consideration the known uses of the Property and Property in the vicinity of the Property and any factors unique to the Property.  The Consultant shall concurrently deliver the results of its investigation in writing directly to Borrower and Lender.  Such results shall be kept confidential by Borrower and Lender unless legally compelled or required to disclose such results or disclosure is reasonably required in order to pursue rights or remedies provided herein or at law.

(h)         If Borrower fails to pay for or obtain an Environmental Audit as provided for herein, Lender may, but shall not be obligated to, obtain the Environmental Audit, whereupon Indemnitor shall immediately reimburse Lender all its costs and expenses in so doing, together with interest on such sums at the Default Rate.

(i)          Borrower covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to all portions of the Property for the purpose of Consultant's investigation.  Borrower covenants to comply, at its sole cost and expense, with all recommendations contained in the Environmental Audit reasonably required to bring the Property into compliance with all Environmental Laws and Wetlands Laws, including any recommendation for additional testing and studies to detect the quantity and types of Regulated Materials or Wetlands present, if Lender requires the implementation of the same.

2.           Notices.  Except for any notice required under applicable law to be given in another manner, any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (i) if hand delivered or if sent by telecopy, effective upon receipt or (ii) if delivered by overnight courier service, effective on the day following delivery to such courier service, or (iii) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, effective two (2) days after deposit in the United States mails, addressed in each case as follows:

If to Indemnitor:

Premier Packaging Corporation
6 Framark Drive
Victor, New York 14564

If to DSS:

Document Security Systems, Inc.
28 East Main Street
Rochester, New York 14614

If to Secuprint:

Secuprint, Inc.
1650 Emerson Street
Rochester, New York 14606

If to Plastic Printing:

Plastic Printing Professional, Inc.
151 Park Lane
Brisbane, California 94005

If to Lender:

RBS Citizens, N.A.
833 Broadway
Albany, NY  12207
Attn:  Jeffrey Morse

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

3.           Survival.  Notwithstanding anything in this Indemnity Agreement or any of the other Loan Documents to the contrary, the representations and undertakings of Indemnitor in this Indemnity Agreement shall survive the expiration, satisfaction, foreclosure, or other termination of the Mortgage and the other Loan Documents, and the repayment of the debt secured, regardless of the means of such expiration, termination or repayment.  No release of the Mortgage or any of the other Loan Documents shall be deemed to effect a release of this Indemnity Agreement, but rather, this Indemnity Agreement shall be released and canceled only by a separate, specific, written release of this Indemnity Agreement.  The liability of the Indemnitor to the Lender hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Loan Documents by or for the benefit of the Indemnitor or any subsequent owner of the Property, (ii) any extensions of time for payment or performance required by any of the Loan Documents, (iii) the release of the Indemnitor, or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents or this Agreement by operation of law, Lender's voluntary act or otherwise, (iv) the invalidity or unenforceability of any of the terms or provisions of the Loan Documents, (v) any exculpatory provision contained in any of the Loan Documents limiting Lender's recourse to property encumbered by the Mortgage or to any other security or limiting Lender's rights to a deficiency judgment against Indemnitor, (vi) any applicable statute of limitations, (vii) any investigation or inquiry conducted by or on the behalf of Lender or any information which Lender may have or obtain with respect to the environmental or ecological condition of the Property, (viii) the sale, assignment or foreclosure of the Note or the Mortgage, (ix) the sale, transfer or conveyance of all or part of the Property, (x) the death or legal incapacity of the Indemnitor, (xi) the release or discharge, in whole or in part, of the Indemnitor in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding or (xii) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Indemnitor under the Loan Documents or this Agreement.

4.           Successors and Assigns.  The provisions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement.  Signatures on counterparts transmitted via PDF, facsimile or other means of electronic means shall be deemed original signatures for purposes of this Agreement.

6.           Governing Law.  This agreement shall be governed by the laws of the State of New York, without regard to conflict of law principles.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Indemnity Agreement as of the date set forth above.

BORROWER:

PREMIER PACKAGING CORPORATION

By: /s/ Philip Jones
Name: Philip Jones
Title: Secretary & Treasurer

INDIVIDUAL INDEMNITORS:

DOCUMENT SECURITY SYSTEMS, INC.

By: /s/ Philip Jones
Name: Philip Jones
Title: CFO

SECUPRINT, INC.

By: /s/ Philip Jones
Name: Philip Jones
Title: Secretary & Treasurer

PLASTIC PRINTING PROFESSIONAL, INC.

By: /s/ Philip Jones
Name: Philip Jones
Title: Secretary & Treasurer

LENDER:

RBS CITIZENS, N.A.

By: /s/ Jeffrey Morse
Name: Jeffrey Morse
Title: Vice-President